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                                                                    EXHIBIT 4.21

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                                Doc. No. 1.03
                               Aircraft N398UA
     ------------------------------------------------------------------------
                     SECOND AMENDMENT TO LEASE AGREEMENT

                                (1994 737 B)

                           Dated January 26, 1996

                                   Between

             FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                       Not in its Individual Capacity,
                        but solely as Owner Trustee,
                                   Lessor

                                     and

                           UNITED AIR LINES, INC.,
                                   Lessee


                    -----------------------------------

                           United Air Lines, Inc.
                         1994 737 B Equipment Trust
                         One Boeing 737-322 Aircraft

                    -----------------------------------


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As set forth in Section 20 of the Lease, Lessor has assigned to the Indenture
Trustee (as defined in the Lease) certain of its right, title and interest in and to the Lease, including all amendments thereto. To the extent, if any, that this Second Amendment to Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest herein may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
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                      SECOND AMENDMENT TO LEASE AGREEMENT
                                  (1994 737 B)


                 THIS SECOND AMENDMENT TO LEASE AGREEMENT (1994 737 B) dated January 26, 1996 (this "Amendment") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee"), amends that certain Lease Agreement (1994 737 B) dated as of September 1, 1994 (the "Original Lease") between Lessee and Lessor (the Original Lease, as supplemented by Lease Supplement No. 1 (1994 737 B) dated September 28, 1994 ("Lease Supplement No. 1") and as amended by the First Amendment to Lease Agreement (1994 737 B) dated January 26, 1996 ("First Amendment"), each between Lessor and Lessee, being referred to herein as the "Lease").

                                  WITNESSETH:

                 WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Lease;

                 WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N398UA, Manufacturer's serial no. 24673; and (ii) Engines: one
(1) CFM International, Inc. Model CFM-C56-3B1 engine bearing manufacturer's serial no. 724453 and one (1) CFM International, Inc. Model CFM-C56-3C1 engine bearing manufacturer's serial no. 724431;

                 WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on November 1, 1994 and assigned Conveyance No. II002366;

                 WHEREAS, a counterpart of the First Amendment was filed with the Federal Aviation Administration on January 26, 1996;

                 WHEREAS, an amendment was inadvertantly omitted from the First Amendment and Lessor and Lessee desire to further amend the Lease to reflect such amendment;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. Amendment to Section 3 of the Lease. Section 3(b) of the Lease is hereby amended by deleting the reference to "10%" which appears therein and inserting a reference to "8.5%" in lieu thereof.





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             [Second Amendment to Lease Agreement (1994 737 B)]

                 SECTION 2. Ratification; References to Lease. Except as amended hereby, the Lease continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Lease to "this Lease," "this Agreement," "herein," "hereof" or similar words and phrases referring to this Lease or any word or phrase referring to a section or provision of the Lease is deemed for all purposes to be a reference to the Lease or such section or provision as amended pursuant to this Amendment.

                 SECTION 3. Miscellaneous. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. The Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Notwithstanding the immediately preceding sentence, to the extent, if any, that this Amendment (whether alone or together with any other portion of the Lease) constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amendment may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on a signature page of such counterpart.

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             [Second Amendment to Lease Agreement (1994 737 B)]

                 IN WITNESS WHEREOF, Lessor and Lessee have each caused this Second Amendment to Lease Agreement to be duly executed on the day and year first above written.


                                          FIRST SECURITY BANK OF UTAH,
                                            NATIONAL ASSOCIATION, not in its
                                            individual capacity, but solely
                                            as Owner Trustee,
                                               Lessor


                                          By:
                                             ----------------------------------


                                          UNITED AIR LINES, INC.,
                                              Lessee


                                          By:
                                             ----------------------------------
                                             Vice President and Treasurer


              Receipt of this original counterpart of the foregoing Second Amendment to Lease Agreement is hereby acknowledged on this _____ day of January, 1996.


                                          STATE STREET BANK AND TRUST COMPANY
                                               Indenture Trustee


                                          By
                                            -----------------------------------
                                                  Authorized Officer











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